Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE BANK OF NEW YORK MELLON

AND

EACH OF THE INVESTMENT COMPANIES

LISTED ON APPENDIX "A" THERETO

DATED AS OF APRIL 9, 2009

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of January 1, 2007 (the "Custodian Agreement*).

A. Additional Custodians

Custodian Purpose

Bank of New York FICASH

FITERM

B. Special Subcustodians

Custodian Purpose

Bank of New York FICASH

Chemical Bank, N.A. Third Party Repurchase Agreements*

Citibank, N.A. Global Bond Ceritificates*

*Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

Fund Portfolio

Fidelity Institutional Cash Portfolios U.S. Treasury Portfolio II

Fidelity Hereford Street Trust Spartan Money Market Fund

Fidelity Select Portfolios Money Market Portfolio

Fidelity Union Street Trust II Fidelity Daily Income Trust

Spartan World Money Market Fund

Fidelity Phillips Street Trust Fidelity Cash Reserves

**Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

Country	Subcustodian Name Legacy Mellon	Central Depositories
Argentina	Citibank, Buenos Aires	Caja de Valores Sociedad Anonima (CVSA) Central de Registracion y Liquidacion (CRYL)
Australia	National Australia Bank Ltd	Austraclear ASX Settlement & Transfer Corporation (ASTC)
Austria	UniCredit Bank Austria AG	Oesterreichische Kontrollbank (OeKB)
Bahrain	HSBC Manama	Bahrain Stock Exchange
Bangladesh	Standard Chartered Bank, Dhaka	Central Depository Bangladesh Limited
Belgium	ING Belgium	Caisse Interprofessionelle de Depots et de Virement de Titres S.A. (CIK) National Bank of Belgium (NBB)
Bermuda	Bank of Bermuda, Bermuda	Bermuda Securities Depository (BSD)
Botswana	Barclays Bank of Botswana Limited, Gaborone	Bank of Botswana
Brazil	Citibank N.A., Sao Paulo	Companhia Brasileira de Liquidacao e Custodia (CBLC) Central of Custody and Financial Settlement of Securities (CETIP) Sistema Especial de Liquidacao e de Custodia (SELIC)
Bulgaria	UniCredit Bank Austria AG	Bulgarian National Bank (BNB) Bulgaria Central Security Depository (CDAD)
Canada	CIBC Mellon Trust Company	The Canadian Depository for Securities Ltd. (CDS)
Caymen Islands	The Bank of New York Mellon
Channel Islands	The Bank of New York Mellon
Chile	Banco Itau, Chile	Deposito Central de Valores (DCV)
China A	HSBC Bank (China) Company Limited	The China Securities Depository and Clearing Corporation LTD, Shanghai (CSDCC Shanghai) The China Securities Depository and Clearing Corporation LTD, Shenzhen (CSDCC Shenzhen)
China B	HSBC Bank (China) Company Limited	The China Securities Depository and Clearing Corporation LTD, Shanghai (CSDCC Shanghai) The China Securities Depository and Clearing Corporation LTD, Shenzhen (CSDCC Shenzhen)
Colombia	Cititrust Colombia S.A.,	Deposito Centralizado de Valores de Colombia (DECEVAL) Deposito Central de Valores (DCV)
Croatia	UniCredit Bank Austria AG	The Central Depository Agency (SDA)
Cyprus	EFG Eurobank Ergasias S.A.	Central Depository and Central Registry (CDCR)
Czech Republic	Citibank Europe plc, organizacni slozka	Stredisko Cennych Papiru (SCP) Czech National Bank (CNB)
Denmark	Skandinaviska Enskilda Banken, Copenhagen	The Danish Securities Centre (Vaerdipapircentralen, VP)
Ecuador	Banco de la Produccion S.A	Misr for Clearing, Settlement and Depository
Egypt	HSBC	Misr Company for Clearing, Settlement and Central Depository (MCSD)
Estonia	SEB Pank AS (2005)	The Estonian Central Depository for Securities (ECDS)
Euroclear	Euroclear Bank S.A	Euroclear Bank S.A., Belgium
Finland	Skandinaviska Enskilda Banken	Finnish-Swedish Central Securities Depository (NCSD)
France	BNP Paribas Securities Services, Paris (1987)	Euroclear France SA
Germany	BHF Bank Akfiengesellschaft	Clearstream Banking AG, Frankfurt (CFB)
Ghana	Barclays Bank of Ghana Limited, Accra	---
Greece	EFG Eurobank Ergasias S.A.	Central Securities Depository S.A. (CSD) Bank of Greece (BoG)
Hong Kong	HSBC, Hong Kong	The Hong Kong Securities Clearing Company Limited (HKSCC) Central Money Market Unit (CMU)
Hungary	Unicredit Bank Hungary Zrt.	Central Depository and Clearing House Limited (KELER)
Iceland	Islandsbanki hf.	Icelandic Securities Depository Ltd.
India	HSBC, Mumbai	National Securities Depository Limited (NSDL) Central Depository Services Limited (CSDL) Reserve Bank of India (RBI)
Indonesia	HSBC, Jakarta	PT Kustodian Sentral Efek Indonesia (PTKSEI) Bank Indonesia (BI)
Ireland	The Bank of New York Mellon, London Branch	CRESTCo Euroclear Operations Center (EOC)
Israel	Bank Hapoalim B.M.	Tel Aviv Stock Exchange Clearing House, Ltd. (TASECH)
Italy	Intesa Sanpaolo S.p.A	Monte Titoli S.p.A.
Japan	Mizuho Corporate Bank Ltd. (MHCB)	Japan Securities Depository Center (JASDEC) Bank of Japan (BoJ)
Japan	BTMU, Tokyo (2007) (For CIBC Mellon clients only)	As above
Jordan	HSBC, Amman	Jordan Securities Depository Center
Kazakhstan	HSBC, Kazakhstan	Central Depository of Securities (CDS)
Kenya	Barclays Bank of Kenya Limited, Nairobi	The Central Bank of Kenya
Kuwait	HSBC Middle East Ltd	Kuwait Clearing Company
Latvia	AS SEB banka	The Latvian Central Depository (LCD)
Lebanon	HSBC, Beirut	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) Banque du Liban, BDL (Central Bank of Lebanon)
Lithuania	SEB Bankas	The Central Securities Depository of Lithuania (CSDL)
Luxembourg	Euroclear Bank S.A	Clearsteam Banking S.A., Luxembourg
Malaysia	Citibank Berhad	Bursa Malaysian Central Depository Sdn. Berhad (MCD) Bank Negara Malaysia (Central Bank of Malaysia)
Malta	HSBC Bank Malta	Central Bank of Malta/ Central Securities Depository
Mauritius	HSBC, Port Louis	The Central Depository and Settlement Company Limited (CDS) The Bank of Mauritius (BoM)
Mexico	Banco Nacional de Mexico (BANAMEX)	SD Indeval S.A. de C.V.
Morocco	Citibank Maghreb	Maroclear
Namibia	Standard Bank Namibia LTD
The Netherlands	BNY Mellon Asset Servicing B.V	Euroclear Nederland
New Zealand	National Australia Bank Ltd	New Zealand Central Securities Depository Ltd. (NZCSD)
Niger	Societe Generale de Banques en Cote d'lvoire	Depository Central/ Banke de Reglement
Norway	DnB Nor Bank ASA	Norwegian Central Securities Depository, Verdipapirsentralen (VPS)
Oman	HSBC	The Muscat Depository and Securities Registration Company (MDSRC)
Pakistan	Deutsche Bank AG, Karachi	Central Depository Company of Pakistan Limited (CDC) State Bank of Pakistan (SBP)
Palestinian Autonomous Area	HSBC	Clearing, Depository and Settlements Department - Palestine Securities Exchange
Peru	Citibank del Peru, Lima	Caja de Valores y Liquidaciones (CAVALI)
The Philippines	HSBC, Manila	Philippines Central Depository (PCD) Registry of Scripless Securities (RoSS)
Poland	ING Bank Slaski	National Depository of Securities (NDS) Central Register for Treasury Bills (CRBS)
Portugal	Banco Comercial Portugues S.A., Lisbon	Sociedade Gestora de Liquidação e de Sistemas Centralizados de Valores Mobiliários (INTERBOLSA)
Qatar	HSBC Middle East Ltd	Central Registry
Romania	UniCredit Bank Austria AG	The National Company for Clearing, Settlement and Depository for Securities (SNCDD) National Bank of Romania (NBR) Central Depository S.A.
Russia	ZAO Citibank Moscow	Depository Clearing Company (DCC) National Depository Center (NDC) The Bank for Foreign Trade (VTB)
Saudi Arabia	SABB Securities Limited	Tadawul Securities Depository Centre/ Saudi Arabia Monetary Authority
Serbia	UniCredit Bank Austria AG	Central Securities Depository (CSD)
Singapore	The Development Bank of Singapore, Singapore	Central Depository (Pte) Ltd. (CDP) Monetary Authority of Singapore (MAS)
Slovakia	UniCredit Bank A.S.	Slovak Center for Securities (SCP) National Bank of Slovakia (NBS)
Slovenia	UniCredit Bank Austria AG	The Central Securities Clearing Corporation (KDD)
South Africa	Standard Bank of South Africa	The Central Depository Limited (CD) Share Transactions Totally Electronic (STRATE)
South Korea	HSBC	Korea Securities Depository (KSD)
Spain	Santander Investment Services, S.A.	Servicio de Compensacion Y Liquidacion de Valores (SCLV) Central Bank (Banco de Espana)
Sri Lanka	HSBC	Central Depository Systems Private Limited (CDS)
Swaziland	Standard Bank Swaziland Limited
Sweden	Skandinaviska Enskilda Banken, Stockholm	Finnish-Swedish Central Securities Depository (NCSD)
Switzerland	Union Bank of Switzerland, Zurich	Swiss Securities Services Corporation - SegaIntersettle AG (SIS)
Taiwan	Standard Chartered Bank (SCB), Taipei	Taiwan Depository & Clearing Corporation (TDCC)
Thailand	HSBC, Bangkok Branch	The Thailand Securities Depository Company Limited (TSD)
Tunisia	Banque Internationale Arabe de Tunisie, Tunis	Societe Interprofessionelle pour la Compensation et le Depots des Valeurs Mobilieres (STICODEVAM)
Turkey	Deutche Bank A.S	Central Registry Agency (CRA) Central Bank of Turkey (CBT)
Uganda	Barclays Bank of Uganda, Kampala	----
Ukraine	ING Bank Ukraine	The National Bank of the Ukraine Depos The Interregional Securities Union (IRSU)
United Arab Emirates	HSBC, Dubai	Dubai Financial Market - CDS department Abu Dhabi Securities Market - CSD department DIFX Central Securities Depository
United Kingdom	Deutsche Bank AG	CRESTCo
United States	The Bank of New York Mellon	Depository Trust & Clearing Corporation (DTCC) National Securities Clearing Corporation (NSCC)
Uruguay	Banco Itaú Uruguay S.A.	Banco Central del Uruguay (BCU) ABN AMRO - Agency Bolsa de Valores
Venezuela	Citibank, N.A., Caracas	Caja Venezolana de Valores (CVV) The Central Bank of Venezuela (BCV)
Vietnam	HSBC	Vietnam Securities Depository (VSD)
Zambia	Barclays Bank of Zambia Limited, Lusaka	The Lusaka Stock Exchange Central Shares Depository Limited (LuSE CSD)
Zimbabwe	Barclays Bank of Zimbabwe Limited, Harare	The Bank of Zambia

Each of the Investment Companies Listed on Appendix "A"
Attached Hereto, on Behalf of Each of Their Respective Portfolios

By:/s/Paul Murphy

Name:Paul Murphy

Title: Asst. Treasurer

The Bank of New York Mellon

By:/s/Renee Fruzzetti

Name: Renee Fruzzetti

Title: Vice President